Exhibit 10.2

AMENDED AND RESTATED AGREEMENT OF

EXEMPTED LIMITED PARTNERSHIP

OF

BLACKSTONE INNOVATIONS (CAYMAN) III L.P.

Dated November 2, 2012

AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP, dated November 2, 2012 of Blackstone Innovations (Cayman) III L.P., a Cayman Islands exempted limited partnership (the “Partnership”), by and between Blackstone Innovations III L.L.C., a Delaware limited liability company, as general partner (the “General Partner”), and Walkers Nominees Limited (the “Initial Limited Partner”), as initial limited partner, and the persons listed as Limited Partners in the books and records of the Partnership, as limited partners.

WHEREAS, the General Partner and the Initial Limited Partner entered into an Exempted Limited Partnership Agreement dated November 1, 2012 (the “Original Agreement”) and formed an exempted limited partnership pursuant to and in accordance with the Exempted Limited Partnership Law (as amended) of the Cayman Islands (the “ELP Law”) under the name of Blackstone Innovations (Cayman) III L.P.;

WHEREAS, Blackstone Holdings III L.P. is the sole member (the “Sole Member”) of the General Partner;

HEREAS, each of the Sole Member and the General Partner currently owns, and may in the future acquire, Securities of one or more Issuers (as each of such terms is defined below);

WHEREAS, each of the Sole Member and the General Partner expects to expects to assign and transfer to the Partnership the Securities of one or more Issuers, or cash or other assets, on one or more occasions on or after the date of this Agreement, in each case in consideration for Interests (as defined below) to be issued to the General Partner, as reflected in the books and records of the Partnership;

WHEREAS, each of the Limited Partners (defined below) desires to contribute cash to the Partnership on one or more occasions on or after the date of this Agreement, in each case in consideration for Interests, as reflected in the books and records of the Partnership; and

WHEREAS, the Partnership may also acquire Securities or other assets from third parties;

WHEREAS, in order to amend the Partnership’s Original Agreement to reflect certain changes thereto and to reflect the withdrawal of the Initial Limited Partner, the parties hereto wish to amend and restate the Original Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the parties hereto hereby agree that the Original Agreement shall be amended and restated in its entirety as follows:

1. Purpose. (a) The purpose of the Partnership shall be (i) (i) acquire and invest in Securities, Investments (as defined below) and/or other assets, and (ii) to engage in any lawful activity for which exempted limited partnerships may be formed under the ELP Law.

(b) In furtherance of its purposes, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following:

(i) to acquire and invest in Securities, Investments and/or other assets and to be and become a general or limited partner of partnerships, a member of limited liability companies, an owner or holder of shares or common, preferred or other capital stock of companies or corporations, an owner or holder of equity interests in other entities and/or an owner or holder of warrants or other rights to acquire any of the foregoing;

(ii) to open, maintain and close accounts, including margin accounts, with brokers;

(iii) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(iv) to engage accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate any of them as may be necessary or advisable;

(v) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, convenient, advisable or incident to carrying out its purposes;

(vi) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(vii) to distribute, subject to the terms of this Agreement, at any time and from time to time to the Partners cash or investments or other property of the Partnership, or any combination thereof; and

(viii) to take such other actions necessary, desirable, convenient or incidental thereto and to engage in such other businesses as may be permitted under the laws of the Cayman Islands.

Without limiting the foregoing, the General Partner shall have the power, for and on behalf of the Partnership, to incur indebtedness, grant guarantees and grant security interests in respect of any assets of the Partnership.

2. Formation; Term.

(a) The Partnership was formed and registered as an exempted limited partnership pursuant to the ELP Law and is hereby continued as an exempted limited partnership pursuant to the ELP Law and shall conduct its activities under the name of Blackstone Innovations (Cayman) III L.P. The General Partner shall have the power to change the name of the Partnership at any time, and shall thereupon file the requisite notice pursuant to the ELP Law. The General Partner is further authorized to execute and deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

(b) The Partnership was established upon the filing of a statement pursuant to section 9 of the ELP Law, and the term of the Partnership shall continue until December 31, 2062, unless earlier wound up, dissolved and terminated in accordance with this Agreement and the ELP Law.

3. Registered Office; Place of Business; Withdrawal of Initial Limited Partner.

(a) The registered office of the Partnership is Intertrust Corporate Services (Cayman) Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands, or such other place or places in the Cayman Islands as may from time to time be designated by the General Partner. The Partnership may maintain an office and principal place of business at such place or places as may from time to time be designated by the General Partner.

(b) Upon the admission of one or more Limited Partners to the Partnership, the Initial Limited Partner shall (a) receive a return of any capital contribution made by it to the Partnership, (b) withdraw as a partner of the Partnership, and (c) have no further right, interest or obligation of any kind whatsoever as a Partner in the Partnership.

4. Partners. The Partners may be General Partners or Limited Partners. The General Partner as of the date hereof is Blackstone Innovations III L.L.C. The Limited Partners shall be as shown on the books and records of the Partnership which shall be maintained in accordance with the ELP Law.

5. Management of the Partnership.

(a) The General Partner shall have the powers, rights, obligations and liabilities of a general partner pursuant to the ELP Law (including section 4(2) of the ELP Law); and without limiting the foregoing, the management, conduct, control and operation of the Partnership (including the power to purchase and dispose of Investments) and the formulation and execution of business and investment policy shall be vested in the General Partner. The General Partner shall, in the General Partner’s discretion, exercise all powers necessary and convenient for the purposes of the Partnership on behalf and in the name of the Partnership, and all decisions and determinations (howsoever described herein) to be made by the General Partner pursuant to this Agreement shall be made in the General Partner’s discretion, subject only to the express terms and conditions of this Agreement. A General Partner may not be removed without its consent.

(b) Except as may be expressly required or permitted by the ELP Law, Limited Partners as such shall have no right to, and shall not, take part in the management, conduct or control of the Partnership’s business or act for or bind the Partnership, and shall have only the rights and powers granted to Limited Partners herein or in the ELP Law.

(c) Notwithstanding any other provision in this Agreement, the General Partner, from time to time, may admit one or more additional persons to the Partnership as limited partners (each such person, together with the limited partners as of the date hereof, the “Limited Partners” and each a “Limited Partner”).

6. Interests.

(a) The Interests (as defined below) of a Partner with respect to an Investment shall be issued to such Partner upon the making by such Partner of a capital contribution related to such Investment, as provided in Section 9.

(b) The General Partner shall account for each Investment and for a Partner’s Interests with respect to each Investment separately from any other Investment and separately from such Partner’s Interests with respect to any other Investment. Each of the following shall be calculated and/or determined by the General Partner for a particular Investment and for each Partner’s Interests with respect to a particular Investment separately from the corresponding calculation or determination for any other Investment and for such Partner’s Interests with respect to any other Investment (in each case, in the General Partner’s reasonable good faith judgment): (i) the profit sharing percentage (each a “Profit Sharing Percentage”) with respect to such Investment; (ii) the value of any capital contribution related to such Investment pursuant to Section 9; (iii) the distributions and allocations in respect of such Interests pursuant to Sections 11 and 12; and (iv) the terms and conditions relating to vesting of such Interests and the Fair Market Value (as defined below) of such Interests, in each case pursuant to Section 17.

“Investment” means the Partnership’s interest in the Securities of a particular Issuer and/or the Partnership’s investment in other assets.

“Securities” means any debt, equity or other securities of the issuer thereof (each an “Issuer”), including, without limitation, units and/or limited liability company interests of, or other interests in, limited liability companies, general or limited partner interests in partnerships, shares and/or common, preferred or other capital stock of corporations or companies and/or other equity interests in or obligations or other securities of, other entities, and warrants, rights, put and call options and other options relating to any of the foregoing.

“Interests” of a Partner with respect to an Investment means such Partner’s exempted limited partnership interests in the Partnership with respect to such Investment, which reflects such Partner’s indirect interest through the Partnership in such Investment.

7. Representations of the Limited Partners. Each Limited Partner by execution of this Agreement (or by otherwise becoming bound by the terms and conditions hereof as provided herein or in the ELP Law) represents and warrants to every other Partner and to the Partnership, except as may be waived by the General Partner, that such Limited Partner is acquiring each of such Limited Partner’s Interests for such Limited Partner’s own account for investment and not with a view to resell or distribute the same or any part hereof, and that no other person has any interest in any such interest or in the rights of such Limited Partner hereunder; provided, that a Limited Partner may choose to make transfers for estate and charitable planning purposes (in accordance with the terms hereof). Each Limited Partner represents and warrants that such Limited Partner understands that the Interests have not been registered under the Securities Act of 1933 and therefore such Interests may not be resold without registration under the Securities Act of 1933 or exemption from such registration, and that accordingly such Limited Partner must bear the economic risk of an investment in the Partnership for an indefinite period of time. Each Limited Partner represents that such Limited Partner has such knowledge and experience in financial and business matters, that such Limited Partner is capable of evaluating the merits and risks of an investment in the Partnership, and that such Limited Partner is able to bear the economic risk of such investment. Each Limited Partner represents that such Limited Partner’s overall commitment to the Partnership and other investments which are not readily marketable is not disproportionate to the Limited Partner’s net worth and the Limited Partner has no need for liquidity in the Limited Partner’s investment in Interests. Each Limited Partner represents that to the full satisfaction of the Limited Partner, the Limited Partner has been furnished any materials that such Limited Partner has requested relating to the Partnership, any investment and the offering of Interests and has been afforded the opportunity to ask questions of representatives of the Partnership concerning the terms and conditions of the offering of Interests and any matters pertaining to each investment and to obtain any other additional information relating thereto. Each Limited Partner represents that the Limited Partner has consulted to the extent deemed appropriate by the Limited Partner with the Limited Partner’s own advisers as to the financial, tax, legal and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Limited Partner.

8. Winding-Up; Dissolution; Etc.

(a) The Partnership shall be required to be wound up and dissolved in accordance with this Section 8, pursuant to section 15(1) of the ELP Law, upon the occurrence of one or more of the following events:

(i) at the discretion of the General Partner, upon the service of a notice of winding up by the General Partner on each of the Limited Partners; or

(ii) upon the withdrawal by or resignation of the General Partner as the last remaining general partner of the Partnership which is registered as a company, limited partnership or registered foreign company in the Cayman Islands; or

(iii) upon the occurrence of any event leaving the General Partner as the sole partner of the Partnership.

(b) The affairs of the Partnership shall be wound up by the General Partner or such other person as the General Partner shall appoint, in each case in accordance with the ELP Law.

(c) Upon the completion of the winding up of the Partnership, a General Partner shall file with the Registrar any notice of dissolution required to be filed pursuant to the ELP Law. This agreement shall terminate upon the filing of the notice of dissolution in accordance with this Section 8(c).

9. Capital Contributions.

(a) As of the Contribution Date (as defined below) with respect to any Investment, each of the Limited Partners shall make a cash capital contribution to the Partnership related to such Investment, in an amount determined by the General Partner and agreed to by such Limited Partner and set forth in the books and records of the Partnership.

(b) As of the Contribution Date with respect to any Investment, the General Partner shall make (or the Sole Member or another person may make on behalf of the General Partner) either (i) an in-kind capital contribution (each an “In-Kind Contribution”) to the Partnership related to such Investment, which shall consist of Securities of an Issuer and/or other assets, as determined by the General Partner in its sole discretion (the “Contributed Assets”), or (ii) a cash capital contribution to the Partnership related to such Investment, in an amount determined by the General Partner in its sole discretion and set forth in the books and records of the Partnership.

Any Securities, cash or other assets transferred by the Sole Member to the Partnership shall be deemed to be contributed to the Partnership, as of the Contribution Date thereof , and, if in kind shall be deemed to be an In-Kind Contribution, and, if in cash ,shall be deemed to be a cash capital contribution, in either case made on behalf of, and as a capital contribution of, the General Partner.

Each In-Kind Contribution related to an Investment, and/or the Contributed Assets included therein, shall be valued as of a date (the “Valuation Date” with respect to such Investment) determined by the General Partner in its reasonable good faith judgment and set forth in the books and records of the Partnership (which shall be the Contribution Date with respect to such Investment, unless otherwise determined by the General Partner), at an amount determined by the General Partner in its reasonable good faith judgment and set forth in the books and records of the Partnership; provided that each In-Kind Contribution related to an Investment shall be effective as of the Contribution Date with respect to such Investment, regardless of whether the instruments of transfer of such Contributed Assets to the Partnership are executed and delivered before, on or after such Contribution Date.

The “Contribution Date” with respect to an Investment shall be the date as of which any capital contribution related to such Investment shall be deemed to be made and effective, as determined by the General Partner in its reasonable good faith judgment and set forth in the books and records of the Partnership.

If the Partnership acquires Securities or other assets from third parties, then the General Partner and/or the Limited Partners shall make capital contributions, in cash or otherwise, in respect of the acquisition thereof, and such capital contributions shall be deemed to be related to the Investment that includes such Securities or other assets, as determined by the General Partner in its reasonable good faith judgment and set forth in the books and records of the Partnership.

The General Partner shall determine, in its reasonable good faith judgment, the Investment to which a particular capital contribution relates, and such determination shall be set forth in the books and records of the Partnership.

10. Capital Accounts.

(a) There shall be established for each Partner on the books and records of the Partnership, to the extent and at such times as may be appropriate, one or more capital accounts (each, a “Capital Account”) as the General Partner may deem to be appropriate in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv). The initial balance of each Partner’s Capital Account is reflected in the books and records of the Partnership. Each Capital Account shall be maintained for the relevant Partner and shall be (i) credited by such Partner’s capital contributions to the Partnership and any net income allocated to such Partner in accordance with Section 12 and (ii) debited by any distributions to such Partner pursuant to Section 11 and any net losses allocated to such Partner in accordance with Section 12. In the case of any in-kind distributions, the relevant Capital Account(s) shall be adjusted as if the asset distributed had been sold in a taxable transaction and the proceeds distributed in cash. In the event of any transfer of any Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

(b) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the General Partner. Such approved determinations, valuations and other accounting matters shall be conclusive and binding on all Partners, all withdrawn Partners, their successors, heirs, estates or legal representatives and any other person, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Partnership or any successor thereto.

11. Distributions.

(a) All distributions of cash or other assets of the Partnership shall be calculated and determined by the General Partner in respect of the Partners’ Interests with respect to a particular Investment separately from the calculation and determination of distributions to be made in respect of the Partners’ Interests with respect to any other Investment. All distributions of cash or other assets of the Partnership in respect of the Partners’ Interests with respect to a particular Investment shall be made: (1) first, to the Partners pro rata in accordance with their respective capital contributions related to such Investment until each Partner has received an amount equal to such capital contributions, (2) second, if so determined by the General Partner in its sole discretion, to the General Partner, until the General Partner has received a preferred return on its capital contributions to the Partnership related to such

Investment, at the rate specified by the General Partner in its sole discretion and set forth in the books and records of the Partnership from time to time, and (3) third, to the Partners pro rata in accordance with their respective Profit Sharing Percentages with respect to such Investment, as determined by the General Partner and set forth in the books and records of the Partnership; provided that, for the avoidance of doubt, for all purposes of this Section 11(a), any In-Kind Contribution of the General Partner related to any Investment shall be valued at an amount equal to the value thereof as of the Valuation Date with respect to such Investment, such value to be determined as provided in Section 9(b) hereof.

(b) To the extent the Partnership receives distributions from any Issuer which are intended to allow holders of securities of the Issuer to pay tax liabilities associated with income allocable to such holders of securities (a “Tax Distribution”), the Partnership shall make a corresponding Tax Distribution to each Partner pro rata based on such Partner’s share of allocable taxable income. Tax Distributions shall reduce and be counted as a distribution upon subsequent distributions to which Partners are otherwise entitled.

12. Allocations of Profits and Losses.

(a) Profits and losses of the Partnership for each fiscal year to be allocated to the Capital Accounts of the Partners shall be calculated and determined by the General Partner in respect of the Partners’ Interests with respect to a particular Investment separately from the calculation and determination of any such allocation to be made in respect of the Partners’ Interests with respect to any other Investment. Profits and losses of the Partnership for each fiscal year in respect of the Partners’ Interests with respect to a particular Investment shall be allocated among the Capital Accounts of the Partners in a manner that as closely as possible gives economic effect to the provisions of Section 11 and other relevant provisions hereof.

(b) Notwithstanding any other provision of this Agreement, (i) “partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(i)), if any, of the Partnership shall be allocated for each fiscal year to the Partner that bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i), and (ii) “nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(b)) and “excess nonrecourse liabilities” (as defined in Treasury Regulations Section 1.752-3(a)), if any, shall be allocated to and among the Partners in accordance with their relative Profit Sharing Percentages.

(c) This Agreement shall be deemed to include “qualified income offset,” “minimum gain chargeback” and “partner nonrecourse debt minimum gain chargeback” provisions within the meaning of Treasury Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) Any allocations required to be made pursuant to Sections 12(b) or (c) (the “Regulatory Allocations”) (other than allocations, the effect of which are likely to be offset in the future by other special allocations) shall be taken into account, to the extent permitted by the Treasury Regulations, in computing subsequent allocations of income, gain, loss or deduction pursuant to Section 12 so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the amount that would have been allocated to each Partner pursuant to Section 12 had such Regulatory Allocations not occurred.

(e) Tax Allocations. All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for federal, state and local income tax purposes consistent with the manner that the corresponding constituent items shall be allocated among the Partners pursuant to this section, except as may otherwise be provided herein or by the Code.

(f) Other Allocation Provisions. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

13. Liability of Partners.

(a) General Partners shall, in the event that the assets of the Partnership are inadequate, be liable for all debts and obligations of the Partnership in accordance with the ELP Law.

(b) Each Limited Partner and former Limited Partner shall be liable for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership allocable to such Limited Partner pursuant to Section 12 hereof, but only to the extent required by applicable law, subject to the ELP Law, and in no event shall any Limited Partner or former Limited Partner be obligated to make any additional capital contribution to the Partnership in excess of such Limited Partner’s capital contributions pursuant to Section 9 hereof, or have any liability in excess of such capital contributions, except pursuant to the ELP Law.

14. Withdrawals of Capital. No Partner may withdraw capital related to such Partner’s Interests in the Partnership except (a) for distributions of cash or other property pursuant to Section 11, (b) as otherwise expressly provided in this Agreement or (c) as determined by the General Partner.

15. Authorization. The General Partner, and any other person designated by the General Partner is hereby authorized and empowered, as an authorized person of the General Partner within the meaning of the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended, or otherwise (the General Partner hereby authorizing and ratifying any of the following actions):

(a) to sign, execute and deliver and/or file the registered particulars of the Partnership pursuant to Section 9 of the ELP Law, any other documents in respect of the registered particulars of the Partnership (including, without limitation, statements to be filed pursuant to Section 10 of the ELP Law), the exempted limited partnership agreement of the Partnership, and any other agreements, certificates, notices, applications and other documents (and any amendments, supplements, restatements and/or other modifications of any of the foregoing) of the Partnership, including, without limitation, any of the foregoing that may be filed with any government or governmental or regulatory body and/or that may be necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership desires to do business; and

(b) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (i) such agreements, instruments, certificates and other documents as may be necessary or desirable in furtherance of the Partnership’s purposes, (ii) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Partnership, (iii) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Partnership, and all checks, notes, drafts and other documents of the Partnership that may be required in connection with any such bank account or any banking facilities or services that may be utilized by the Partnership, (iv) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 15, each acting individually, shall be deemed to have been adopted by the Partners for all purposes), and (v) any amendments, restatements and/or supplements of any of the foregoing.

The authority granted to any person (other than the General Partner) in this Section 15 may be revoked at any time by the General Partner by an instrument in writing signed by the General Partner.

16. Transfers. A Partner may transfer all or any part of its Interests in the Partnership only with the prior written consent of the General Partner (which consent may be given or withheld in the General Partner’s sole discretion), and any permitted transferee of an Interest shall be admitted as a substitute Partner only with the prior written consent of the General Partner (which consent may be given or withheld in the General Partner’s sole discretion).

17. Repurchase of Interests; Vesting.

(a) If a Limited Partner ceases to be an employee (including, without limitation, a Senior Managing Director) of Blackstone (as hereinafter defined) for any reason (excluding death or total disability, but including, without limitation, resignation, retirement or termination, with or without Cause (as hereinafter defined)), then from and after the time such Limited Partner so ceases to be such an employee, such Limited Partner shall no longer be, or be deemed to be, an “Active Employee” for purposes of this Agreement.

(b) Any Interests of a Limited Partner with respect to an Investment shall become vested in accordance with the terms and conditions relating to the vesting of such Interests with respect to such Investment, as determined by the General Partner in its sole discretion and set forth in the books and records of the Partnership. Any Interests of a Limited Partner with respect to a particular Investment that have vested in accordance with such terms and conditions relating to the vesting of such Interests (as so determined), are herein called “Vested Interests” with respect to such Investment. and any Interests of a Limited Partner with respect to a particular Investment that have not vested in accordance with such terms and conditions relating to the vesting of such Interests (as so determined) are herein called “Unvested Interests” with respect to such Investment.

(c) If a Limited Partner ceases to be an Active Employee, the General Partner may, in its sole discretion, by notice to such Limited Partner within 45 days after his/her ceasing to be an Active Employee of Blackstone, or at any time thereafter upon 30 days written notice, cause the General Partner or another person designated by the General Partner (who may be itself another Limited Partner or an affiliate of the General Partner) to purchase, and such Limited Partner to sell, for cash:

(i) in the event that such Limited Partner ceases to be an Active Employee for any reason other than termination for Cause (as hereinafter defined), (A) all (but not less than all) of such Limited Partner’s Unvested Interests with respect to a particular Investment for a price equal to the Interest Purchase Price (as hereinafter defined) with respect to such purchase, and/or (B) all (but not less than all) of such Limited Partner’s Vested Interests with respect to a particular Investment for a price equal to the Fair Market Value of such Interests; and

(ii) in the event that such Limited Partner ceases to be an Active Employee because such Limited Partner is terminated for Cause, all (but not less than all) of such Limited Partner’s Unvested Interests with respect to a particular Investment and Vested Interests with respect to a particular Investment, in each case for a price equal to the Interest Purchase Price with respect to such purchase.

“Blackstone” means, collectively, The Blackstone Group L.P. and its affiliates (including, without limitation, the Partnership and the General Partner).

The “Interest Purchase Price” with respect to any purchase of the Interests of a Limited Partner with respect to a particular Investment pursuant to this Section 17 means the lower of (A) the original cost of such Interests to such Limited Partner (which shall be, unless the circumstances otherwise require, the aggregate capital contributions of such Limited Partner related to such Interests), or (B) the Fair Market Value of such Interests.

The “Fair Market Value” of any Interests purchased pursuant to this Section 17 means the fair market value of such Interests, as determined in the reasonable good faith judgment of the General Partner as of the last day of the latest fiscal quarter of the Partnership ending on or before the date on which such Interests are so purchased.

“Cause” means the occurrence or existence of any of the following with respect to any Limited Partner, as determined fairly, reasonably, on an informed basis and in good faith by the General Partner: (i) (w) any breach by such Limited Partner of any provision of any non-competition agreement with Blackstone, (x) any material breach by such Limited Partner of this Agreement or any rules or regulations applicable to such Limited Partner that are established by Blackstone, (y) such Limited Partner’s deliberate failure to perform his or her duties to Blackstone, or (z) such Limited Partner’s committing to or engaging in any conduct or behavior that is or may be harmful to Blackstone in a material way as determined by the General Partner; provided, that in the case of any of the events in the foregoing clauses (w), (x), (y) and (z), the General Partner has given such Limited Partner written notice (a “Notice of Breach”) within fifteen (15) days after the General Partner becomes aware of such event and such Limited Partner fails to cure, in a manner reasonably satisfactory to the General Partner, such breach, failure to perform or conduct or behavior within fifteen (15) days after receipt by such Limited Partner of such Notice of Breach from the General Partner (or such longer period, not to exceed an additional fifteen (15) days, as shall be reasonably required for such cure, provided that such Limited Partner is diligently pursuing such cure); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against Blackstone; or (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such Limited Partner individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement).

18. Tax Information. Each Partner certifies that (A) if the Partner is a United States person (as defined in the Code) (x) (i) the Partner’s name, social security number (or, if applicable, employer identification number) and address provided to the Partnership and its affiliates pursuant to an IRS Form W-9, Payer’s Request for Taxpayer Identification Number Certification (“W-9”) or otherwise are correct and (ii) the Partner will complete and return a W-9, and (y) (i) the Partner is a United States person (as defined in the Code) and (ii) the Partner will notify the Partnership within 60 days of a change to foreign (non-United States) status or (B) if the Partner is not a United States person (as defined in the Code) (x) (i) the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (“W-8BEN”) or other applicable form, including but not limited to IRS Form W-8IMY, Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding (“W-8IMY”), or otherwise is correct and (ii) the Partner will complete and return the applicable IRS form, including but not limited to a W-8BEN or W-8IMY, and (y) (i) the Partner is not a United States person (as defined in the Code) and (ii) the Partner will notify the Partnership within 60 days of any change of such status. The Partner agrees to properly execute and provide to the Partnership in a timely manner any tax documentation that may be reasonably required by the General Partner.

19. Certain Tax Matters.

(a) The General Partner shall cause to be prepared all federal, state and local tax returns of the Partnership for each year for which such returns are required to be filed and, after approval of such returns by the General Partner, shall cause such returns to be timely filed. The General Partner shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The General Partner may cause the Partnership to make or refrain from making any and all elections permitted by such tax laws. Each Partner agrees that he shall not, unless he provides prior notice of such action to the Partnership, (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Partnership in a manner inconsistent with the treatment of such item by the Partnership as reflected on the Form K-1 or other information statement furnished by the Partnership to such

Partner for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Partnership, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Partner (as defined below) shall be authorized to act for, and his decision shall be final and binding upon, the Partnership and all Partners except to the extent a Partner shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Partner in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Partnership and (C) no Partner shall have the right to (1) participate in the audit of any Partnership tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership (unless he provides prior notice of such action to the Partnership as provided above), (3) participate in any administrative or judicial proceedings conducted by the Partnership or the Tax Matters Partner arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Partnership or the Tax Matters Partner or with respect to any such amended return or claim for refund filed by the Partnership or the Tax Matters Partner or in any such administrative or judicial proceedings conducted by the Partnership or the Tax Matters Partner. The Partnership and each Partner hereby designate any Partner selected by the General Partner as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Partner”). To the fullest extent permitted by applicable law, each Partner agrees to indemnify and hold harmless the Partnership and all other Partners from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Partner of the provisions of this Section 19 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation. The Partners intend for the Partnership to be treated as a partnership for U.S. federal income tax purposes, and no election to the contrary shall be made.

(b) To the extent the Partnership reasonably believes that it is required by law to withhold or to make tax payments on behalf of or with respect to any Partner or the Partnership is subjected to tax itself by reason of the status of any Partner (“Tax Advances”), the Partnership may withhold such amounts and make such tax payments as so required, shall promptly pay the Tax Advances so withheld to the applicable taxing authority and shall promptly deliver to such Partner a certified copy of an original official receipt received by the Partnership, or other reasonable evidence, showing such payment. All Tax Advances made on behalf of a Partner (other than Tax Advances in respect of amounts previously withheld from distributions to such Partner) shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. For all purposes of this Agreement such Partner shall be treated as having received the amount of the distribution that is equal to the Tax Advance. If the Partnership shall distribute an amount to a Partner and subsequently determine that it was required to, but did not, withhold taxes on such amount, the applicable Partner shall promptly, after notification by the Partnership, reimburse the Partnership for such withholding tax (but not for any associated penalties, interests or additions to tax). The Partnership shall promptly pay the applicable tax authority the amount required to be withheld and shall furnish the applicable Partner with a copy of an official receipt for such withholding.

(c) To the fullest extent permitted by law, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Partner.

20. Ownership and Use of Names. The Partnership acknowledges that Blackstone TM L.L.C. (“TM”), a Delaware limited liability company with a principal place of business at 345 Park Avenue, New York, New York 10154, (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the firm name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to TM, which company (or its predecessors, successors or assigns) has licensed the Partnership to use BLACKSTONE in its name. The Partnership acknowledges that TM owns the service mark BLACKSTONE for various services and that the Partnership is using the BLACKSTONE mark and name on a non-exclusive, non-sublicensable and non-assignable basis in connection with its business and authorized activities with the permission of TM. All services rendered by the Partnership under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by TM and its affiliates and licensees. The Partnership understands that TM may terminate its right to use BLACKSTONE at any time in TM’s sole discretion by giving the Partnership written notice of termination. Promptly following any such termination, the Partnership will take all steps necessary to change its company name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

21. Exculpation and Indemnification.

(a) Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Partner nor any of such Partner’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Partnership or any of its affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Partnership or any other Partner for any act or omission (in relation to the Partnership, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person (other than any act or omission constituting Cause (as defined above, and as applied to any Covered Person mutatis mutandis)), unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Partnership and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful. Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Partnership, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Partner or the Partnership. To the extent that, at law or in equity, a Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, to the fullest extent permitted by law, such Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Partner otherwise existing at law or in equity, are agreed by the Partner, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Partner.

(b) (i) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless (but only to the extent of the Partnership’s assets (including, without limitation, the remaining commitments of the Partner to make capital contributions to the Partnership) each Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, “Losses”), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person’s management of the affairs of the Partnership or which relate to or arise out of or in connection with the Partnership, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting “Cause” (as defined above)); provided, that a Covered Person shall not be entitled to indemnification under this Section with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interest of the Partnership and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful; provided further, that if such Covered Person is a Partner or a withdrawn Partner, such Covered Person shall bear its share of such Losses in accordance with such Covered Person’s Profit Sharing Percentage in the Partnership as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person (including, without limitation, a Partner) in defending any claim, demand, action, suit or proceeding may, with the approval of a majority-in-interest of the Partners, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section, and the Partnership and its affiliates shall have a continuing right of offset against such Covered Person’s interests/investments in the Partnership and such affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Partner institutes litigation against a Covered Person which gives rise to an indemnity obligation hereunder, such Partner shall be responsible, up to the amount of such Partner’s interests and remaining capital contribution commitment, for such Partner’s pro rata share of the Partnership’s expenses related to such indemnity obligation, as determined by a majority-in-interest of the Partners. The Partnership may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by the foregoing indemnification provisions. Partners shall not be personally obligated with respect to indemnification pursuant to this Section 22.

(ii) (A) Notwithstanding anything to the contrary herein, for greater certainty, it is understood and/or agreed that the Partnership’s obligations hereunder are not intended to render the Partnership as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under applicable law governing a particular Portfolio Entity (as defined below) through which an investment is directly or indirectly held. It is further understood and/or agreed that a Covered Person shall first seek to be so indemnified and have such expenses advanced in the following order of priority: first out of proceeds available in respect of applicable insurance policies maintained by any Issuer or any other entity in which the Partnership may invest, directly or indirectly (each, a “Portfolio Entity”), and second by the applicable Portfolio Entity through which such investment is directly or indirectly held (only to the extent the foregoing sources are exhausted).

(B) The Partnership’s obligation, if any, to indemnify or advance expenses to any Covered Person shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from the applicable Portfolio Entity (including by virtue of any applicable insurance policies maintained thereby), and to the extent the Partnership (or any affiliate thereof) pays or causes to be paid any amounts that should have been paid by the applicable Portfolio Entity (including by virtue of any applicable insurance policies maintained thereby), it is agreed among the Partners that the Partnership shall have a subrogation claim against such Portfolio Entity in respect of such advancement or payments. The General Partner and the Partnership shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement (except for a loan to an executive officer of The Blackstone Group L.P. or any of its affiliates, which shall not be permitted) as the General Partner may determine necessary or advisable to give effect to or otherwise implement the foregoing.

22. Confidentiality. By executing this Agreement, each Partner expressly agrees, at all times during the term of the Partnership and thereafter and whether or not at the time a Partner of the Partnership, to maintain the confidentiality of, and not to disclose to any person other than the Partnership, another Partner or a person designated by the Partnership, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Partnership that shall not be generally known to the public or the securities industry, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction; provided, that any corporate Partner may disclose any such information it is required by law, rule, regulation or custom to disclose. Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulation Section 1.6011-4(b)(3)(i), each Partner (and any employee, representative or other agent of such Partner) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Partnership, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Partners or any existing or future investor (or any affiliate thereof) in any of the Partners, or (b) any investment or transaction entered into by the Partners; (2) any performance information relating to any of the Partners or their investments; and (3) any performance or other information relating to previous funds or investments sponsored by any of the Partners, does not constitute such tax treatment or tax structure information.

23. Power of Attorney. To the extent permitted by applicable law, each Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) this Agreement and any amendment to this Agreement which has been adopted as herein provided; (ii) the original certificate of exempted limited partnership of the Partnership and all amendments thereto required or permitted by law and the provisions of this Agreement; (iii) all certificates and other instruments deemed advisable by the General Partner to carry out the provisions of this Agreement and applicable law or to permit the Partnership to become or to continue as an exempted limited partnership or partnership wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business; (iv) all instruments that the General Partner or the Liquidator deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the admission of additional Limited Partners or substituted Limited Partners pursuant to the provisions of this Agreement; (v) all conveyances and other instruments or papers deemed advisable by the General Partner or a liquidator of the Partnership to effect the dissolution and termination of the Partnership; (vi) all fictitious or assumed name certificates required (in light of the Partnership’s activities) to be filed on behalf of the Partnership; (vii) all agreements and instruments necessary or advisable to consummate any Investment; (viii) any agreement pursuant to the ELP Law to continue the business of the Partnership and to appoint a successor General Partner upon the withdrawal of the sole remaining General Partner; and (ix) all other instruments or papers which may be required or permitted by law to be filed on behalf of the Partnership which are not legally binding on the Limited Partners in their individual capacity and are necessary to carry out the provisions of this Agreement, and to take all action necessary to continue the business of the Partnership and to appoint a successor General Partner upon the Withdrawal of the sole remaining General Partner pursuant to the ELP Law. This power of attorney is intended to secure an interest in property, and, in addition, the obligations of each relevant Limited Partner under this Agreement.

24. Jurisdiction.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York U.S.A. in accordance with the then-existing Rules of Arbitration of the International Chamber of

Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the General Partner may bring, or may cause the Partnership to bring, on behalf of the General Partner or the Partnership or on behalf of one or more Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Partner (i) expressly consents to the application of paragraph (c) of this Section 25 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner as such Partner’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

(c) (i) EACH PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (b) OF THIS SECTION 25, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum(s) designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 25 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 25 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, USA, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 25, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 25. In that case, this Section 25 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 25 shall be construed to omit such invalid or unenforceable provision.

25. Counterparts. This Agreement may be executed in several counterparts, all of which will together constitute a single agreement among the parties.

*        *        *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as a Deed on the date first above written.

GENERAL PARTNER

BLACKSTONE INNOVATIONS III L.L.C.,
as general partner

By:	/s/ John G. Finley
Name: John G. Finley
Title: Authorized Person

/s/ Rhonda Coleman
Witnessed by: Rhonda Coleman

WALKERS NOMINEES LIMITED
as initial limited partner, solely to reflect his withdrawal

By:	/s/ Bicrom Das
Name: Bicrom Das
Title: Authorized Person

/s/ Isadora Ferrao-Powell
Witnessed by:

LIMITED PARTNERS

Limited Partners listed in the books and records of the Partnership now and hereafter executing and delivering this Agreement pursuant to powers of attorney executed and delivered by such Limited Partners.

By: BLACKSTONE INNOVATIONS III L.L.C., as Attorney

By:	/s/ John G. Finley
Name: John G. Finley
Title: Authorized Person

/s/ Rhonda Coleman
Witnessed by: Rhonda Coleman

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